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                                                                    Exhibit 99.1



                           Investor Contact:                      Media Contact:
                             Carol A. Sexton       Joan Kureczka/Ellen M. Martin
            Cell Pathways Investor Relations          Kureczka/Martin Associates
                                215-706-3800                        415-821-2413

For Immediate Release

                 CELL PATHWAYS TO MERGE WITH OSI PHARMACEUTICALS
                        IN $32 MILLION STOCK TRANSACTION

HORSHAM, PA (FEBRUARY 10, 2003) - Cell Pathways, Inc. (Nasdaq:CLPA) announced today that it has signed an agreement whereby Cell Pathways will be acquired by OSI Pharmaceuticals (Nasdaq: OSIP) via a stock-for-stock merger valued at approximately $32 million. OSI will exchange .0567 shares of OSI for every share of Cell Pathways upon closing of the transaction, which is subject to the approval of Cell Pathways' stockholders and is estimated to occur by late Spring 2003. Based on OSI's most recent closing share price, this represents $0.80 per share, a 58% premium to Cell Pathways' last closing price. OSI will also provide additional consideration in the form of a five-year contingent value right (CVR) through which each share of Cell Pathways held by shareholders of record on the date of the merger closure may be exchanged for an additional .040 share of OSI in the event of a filing of a new drug application (NDA) for either of Cell Pathways' two leading clinical candidates Aptosyn(R) (exisulind) or CP461. CIBC World Markets served as the financial advisor to Cell Pathways on this transaction.

"This transaction represents an excellent opportunity, both for our shareholders and for realizing the full potential of our company's innovative drug discovery platform and products," said Robert J. Towarnicki, Cell Pathways chairman, president and chief executive officer. "OSI Pharmaceuticals is a leading oncology-focused biotechnology company with a broad product pipeline and the substantial clinical development and financial resources required to see our novel Selective Apoptotic Antineoplastic Drugs (SAANDs) through to commercialization."

"We believe this transaction represents a win-win for the shareholders of both OSI and Cell Pathways," stated Colin Goddard, Ph.D., chief executive officer of OSI. "We have identified apoptosis as one of the most important areas of investigation in cancer research today. We believe the Cell Pathways' platform represents an innovative and credible approach to the discovery and development of pro-apoptotic anti-cancer drugs and we are convinced that OSI's financial resources and deep clinical and regulatory expertise provide the best vehicle to draw out the value we believe inherent in this asset. Further, we are adding to our portfolio a marketed product recently launched that provides much needed pain relief to cancer patients suffering


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                                 CELL PATHWAYS TO MERGE WITH OSI PHARMACEUTICALS
                                                IN $32 MILLION STOCK TRANSACTION
                                                                          PAGE 2


from oral mucositis. We believe this product has the potential to be grown into a valuable niche product for OSI."

Cell Pathways invites you to listen to its analyst conference call, which will be held today, February 10, 2003 beginning at 10:00 a.m. Eastern Time. Listeners may access the live call by dialing within the U.S. 1-800-659-4363, or outside the U.S. 1-816-650-0613. The call will also be broadcast live over the company's web site at www.cellpathways.com. A replay of the conference call will be available by telephone for 48 hours following the end of the call and can be accessed by calling 1-800-252-6030, or international phone number 1-402-220-2491. The ID number for accessing the replay is 15475236. The webcast of the call will be available until February 17, 2003.

OSI Pharmaceuticals, Inc. is a leading biotechnology company focused on the discovery, development and commercialization of high-quality, next-generation oncology products that both extend and improve the quality-of-life for cancer patients worldwide. The company has a balanced pipeline of oncology drug candidates that includes both next-generation cytotoxic agents and novel mechanism-based, gene-targeted therapeutics. OSI's most advanced drug candidate, Tarceva(TM) (erlotinib HCl), a small-molecule inhibitor of the EGFR gene, is currently in Phase III clinical trials for lung and pancreatic cancers.

Cell Pathways, Inc., headquartered in Horsham, Pennsylvania, is an emerging biopharmaceutical company focused on the discovery, development and commercialization of novel and unique medications to treat and prevent cancer and to treat certain autoimmune diseases. The company's investigational drugs are orally active small molecules designed to selectively induce apoptosis, or programmed cell death, in precancerous and cancerous cells. Cell Pathways has two drug candidates in clinical development: Aptosyn(R), which is currently in Phase III trials in combination with Taxotere(R) for the treatment of advanced non-small cell lung cancer, and CP461, a more potent, second-generation molecule that is currently being evaluated in dose ranging Phase I studies and a series of exploratory Phase II studies in chronic lymphocytic leukemia, renal cell carcinoma and prostate cancer. In addition, CP461 is being evaluated in a Phase II study for inflammatory bowel disease. In addition to the apoptosis platform, Cell Pathways markets Gelclair(TM) Concentrated Oral Gel manufactured by Sinclair Pharma, Ltd. of the United Kingdom. Gelclair(TM) is an FDA approved product for the treatment of pain associated with oral mucositis, a debilitating side effect often seen in cancer patients undergoing radiation treatment and chemotherapy. For additional information on Cell Pathways, Inc., visit the company's web site at http://www.cellpathways.com.

This news release contains forward-looking statements, including among others, statements regarding the expected timing and benefits of the merger, the value of the transaction and the potential market for certain of Cell Pathways' products. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, the ability of Cell Pathways to obtain shareholder approval, any fluctuations in the trading price of OSI Pharmaceuticals' common stock, delays in completing the merger, difficulties in integrating the businesses of OSI and Cell Pathways, costs related to the merger, the success of research and development activities and of pre-clinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, Cell Pathways' and pharmaceutical collaborators' abilities to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in the filings of Cell Pathways and OSI Pharmaceuticals with the Securities and Exchange Commission.


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                                 CELL PATHWAYS TO MERGE WITH OSI PHARMACEUTICALS
                                                IN $32 MILLION STOCK TRANSACTION
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          Additional Information About the Merger and Where to Find It

In connection with the proposed merger, OSI will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4. The registration statement will include a proxy statement of Cell Pathways for a meeting of its stockholders to consider and vote upon the proposed merger. The registration statement will also serve as a prospectus of OSI with respect to the shares of OSI to be distributed to stockholders of Cell Pathways in the proposed transaction. OSI and Cell Pathways will file the proxy statement/prospectus with the SEC as soon as practicable. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION, WHEN IT BECOMES AVAILABLE, AND ANY OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI, CELL PATHWAYS, THE MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by OSI and Cell Pathways at the SEC's web site at http://www.sec.gov. In addition, you may obtain such documents from OSI or from Cell Pathways free of charge by requesting them in writing from OSI Pharmaceuticals, Inc., 58 South Service Road, Suite 110, Melville, New York 11747, Attention: Investor Relations, telephone: (631) 962-2000, or from Cell Pathways, Inc., 702 Electronic Drive, Horsham, Pennsylvania 19044, Attention: Investor Relations, telephone: (215) 706-3800.

OSI, Cell Pathways, their respective officers and directors and certain other members of management or employees may be deemed to be participants in the solicitation of proxies from stockholders of Cell Pathways with respect to the transactions contemplated by the merger agreement. A description of any interests that OSI's or Cell Pathways' directors and executive officers have in the proposed merger will be available in the proxy statement/prospectus when it becomes available.

This press release is not an offer to purchase shares of Cell Pathways, nor is it an offer to sell shares of OSI's common stock, which may be issued in any proposed merger with Cell Pathways. Any issuance of OSI common stock in any proposed merger with Cell Pathways must be registered under the Securities Act of 1933, as amended, and such OSI common stock would be offered only by means of a prospectus complying with such act.


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